SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - November 29, 2001

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant's telephone number, including area code - (412) 234-5000

ITEM 5.	OTHER EVENTS

By press release dated November 29, 2001, Mellon Financial Corporation (the "Corporation") announced a definitive agreement under which the Corporation will acquire the human resources outsourcing and consulting businesses of Unifi Network, a PricewaterhouseCoopers subsidiary. The approximately $275 million transaction, which will be an all cash deal, is expected to close early in the first quarter of 2002.

On December 4, 2001, the Corporation announced that Michael A. Bryson was appointed Chief Financial Officer of the Corporation. Mr. Bryson will continue to report to Steven G. Elliott, Senior Vice Chairman of the Corporation, who will assume additional responsibilities for the Corporation's processing and global investment services businesses and its investor services and human resources consulting and outsourcing businesses.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Mellon Financial Corporation Press Release, dated November 29, 2001, announcing the first matter referenced in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: December 5, 2001	By:	/s/ STEVEN G. ELLIOTT
Steven G. Elliott
Senior Vice Chairman

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated November 29, 2001	Filed herewith